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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 8 to the registration statement on Form N-1A (the "Registration Statement") of Excelsior Funds of our report dated October 6, 1998, relating to the financial statements and financial highlights of the Cash Reserves Portfolio appearing in the August 31, 1998 Annual Report to Shareholders of Excelsior Institutional Money Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


                                                /s/ PricewaterhouseCoopers
                                                ------------------------------
                                                PricewaterhouseCoopers
                                                Chartered Accountants
                                                Toronto, Ontario
                                                November 24, 1998